Exhibit 99.1

13962 Park Center Road, Herndon, VA  20171;
703-674-5500; Fax 703-674-5506
E-mail: info@steelcloud.com

For company information contact:  Tim Clemensen at 212-843-9337 or tclemensen@rubensteinir.com.

For financial information please access our web site at www.steelcloud.com

PRESS RELEASE
For Immediate Distribution

SteelCloud Announces Third Quarter 2009 Results

Herndon, VA—September 14, 2009—SteelCloud, Inc. (Nasdaq: SCLD), a leading integrator of mobility computing appliance solutions, today reported financial results for its third quarter 2009 which ended July 31, 2009.  During the third quarter, the Company sold its hardware integration business.  As such, the results associated with the integration business have been reflected as discontinued operations in the financial statements.  The SteelWorks Mobile and professional services are reflected as continuing operations.

Third quarter revenues from continuing operations decreased 69% to approximately $282,000 during the third quarter of fiscal 2009 as compared to $903,000 during the third quarter in 2008.  The net loss from continuing operations was approximately ($700,000) or ($.05) per share for the third quarter in 2009 compared to a net loss of ($1,018,000) or ($.09) per share for the same period in 2008.  Net loss from discontinued operations was approximately ($198,000) or ($.01) per share for the quarter ended July 31, 2009 compared to income from discontinued operations of $388,000 or $.03 per share for the same period in fiscal 2008.

Third Quarter Highlights:
•	In June, the Company’s board members each made an equity investment in the Company
•	The Company executed a loan of $250,000 with Caledonia Capital in July for working capital purposes
•	SteelCloud sold its integration business
•	The Company announced that it had signed an OEM agreement with Dell, whereby Dell would build and support its SteelWorks branded appliance

•	SteelCloud announced deliveries of its SteelWorks® FedMobile to multiple domestic and international DoD installations
•	Product revenues increased 55% in Q3 2009 compared to Q3 2008
•	Gross profit percentage increased to 42% in Q3 2009 compared to 21% in Q3 2008
•	Operating expenses decreased 34% in Q3 2009 from Q3 2008

“While our third quarter results met our expectations, it is easy to see that our business has been substantially affected by the downturn in the economy and the shedding of our hardware integration business,” said Brian Hajost, SteelCloud President and CEO.  “We took decisive steps during the quarter to restructure our Company, reducing headcount, and refocusing our resources on market opportunities for our proprietary BlackBerry-related software and appliances.  With the elimination of our hardware integration business and the signing of the Dell OEM agreement, SteelCloud is now squarely focused on penetrating the BlackBerry market with our software and appliance products.”

Quarterly Conference Call

The Company will hold a conference call at 10:00 AM ET on Tuesday, September 15, 2009 to discuss the third quarter results.  Brian Hajost, SteelCloud President and Chief Executive Officer, will host the call.  For investors interested in listening to the earnings call, please dial 866-939-3921, or for international callers, dial 678-302-3550 and reference SteelCloud.  A recording of the earnings call will be available until 11:59 PM ET, September 25, 2009, and will be accessible by dialing 866-939-0581 (USA) or 678-302-3540 and keying in 4804300#. Press 4 to listen, enter confirmation: 20090902419971#.

About the Company

SteelCloud is a developer and integrator of mobility computing appliance solutions.  The Company designs, architects and develops specialized appliance solutions for mobile computing technologies including the BlackBerry Enterprise Server technology from Research In Motion.  For both commercial and government markets, the Company delivers integrated hardware/software appliance solutions that focus on ease of deployment, policy compliance, and high availability. Over its 20-year history, the Company has won numerous awards for technical excellence and customer satisfaction.  The Company can be reached at (703) 674 5500.  Additional information is available at www.steelcloud.com. Email: info@steelcloud.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward looking statements that involve a number of risks and uncertainties. It is possible that the assumptions made by management are not necessarily the most likely and may not materialize. In addition, other important factors that could cause actual results to differ materially include the following: SteelCloud’s ability to obtain financing in the short term, risks associated with the integration of business following an acquisition,   business conditions and the amount of growth in the computer industry and general economy; competitive factors; ability to attract and retain personnel, including key sales and management personnel; the price of SteelCloud’s stock; and the risk factors set forth from time to time in SteelCloud’s SEC reports, including but not limited to its annual report on Form 10-K and its quarterly reports on Forms 10-Q; and any reports on Form 8K. SteelCloud takes no obligation to update or correct forward-looking statements.

STEELCLOUD, INC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31,	July 31,
	2008	2009
ASSETS		(unaudited)
Current assets
Cash and cash equivalents	$752,351	$366,210
Accounts receivable, net	1,571,673	202,201
Inventory, net	521,920	111,457
Prepaid expenses and other current assets	130,446	249,362
Deferred contract costs	-	38,140
Total current assets	2,976,390	967,370

Property and equipment, net	626,440	477,643
Equipment on lease, net	442,099	1,818
Other assets	7,020	11,102

Total assets	$4,051,949	$1,457,933

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$718,316	$614,365
Accrued expenses	561,009	224,078
Notes payable, current	7,538	176,910
Unearned revenue	8,882	96
Total current liabilities	1,295,745	1,015,449

Long-term liabilities
Notes payable, long-term	7,903	-
Other long-term	132,055	223,906
Total long-term liabilities	139,958	223,906

Stockholders’ equity
Preferred stock, $.001 par value: 2,000,000 shares authorized, no shares issued and outstanding at October 31, 2008 and July 31, 2009	–	-
Common stock, $.001 par value: 50,000,000 shares authorized, 15,138,376 and 15,733,376 shares issued at October 31, 2008 and July 31, 2009, respectively	15,138	15,733
Additional paid in capital	50,902,172	51,256,046
Treasury stock, 400,000 shares at October 31, 2008 and July 31, 2009	(3,432,500)	(3,432,500)
Accumulated deficit	(44,868,564)	(47,620,701)
Total stockholders’ equity	2,616,246	218,578

Total liabilities and stockholders’ equity	$4,051,949	$1,457,933

STEELCLOUD, INC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended July 31,		Nine Months Ended July 31,
	2008	2009	2008	2009
Revenues
Products	$57,228	$88,518	$1,863,083	$188,319
Services	846,215	193,187	1,954,564	971,945
Total revenues	903,443	281,705	3,817,647	1,160,264

Cost of revenues
Products	34,152	35,502	1,569,694	87,226
Services	675,966	126,997	1,596,479	740,555
Total cost of revenues	710,118	162,499	3,166,173	827,781

Gross profit	193,325	119,206	651,474	332,483

Selling and marketing	248,557	153,412	640,738	369,276
Research and product development	58,066	53,637	179,523	151,869
General and administrative	899,042	591,397	2,635,418	1,886,485
Severance and restructuring	-	-	-	73,205

Operating loss from continuing operations	(1,012,340)	(679,240)	(2,804,205)	(2,148,352)

Interest (expense) income, net	(5,825)	(20,761)	5,417	(20,351)

Loss from continuing operations before income taxes	(1,018,165)	(700,001)	(2,798,788)	(2,168,703)

Provision (benefit) for income taxes	(312,096)	-	393,596	-

Loss from continuing operations	(1,330,261)	(700,001)	(2,405,192)	(2,168,703)

Discontinued Operations:

Loss from disposal of discontinued operations (net of applicable taxes of $0)	-	(19,565)	-	(19,565)

Income (loss) from discontinued operations, net of tax	388,575	(178,868)	797,350	(563,869)

Income (loss) from discontinued operations, net of tax	388,575	(198,433)	797,350	(583,434)

Net loss	$(941,686)	$(898,434)	$(1,607,842)	$(2,752,137)

Basic and diluted (loss) income per share:

Continuing Operations	$(0.09)	$(0.05)	$(0.17)	$(0.14)

Discontinued Operations	0.03	(0.01)	0.06	(0.04)

Net loss	$(0.06)	$(0.06)	$(0.11)	$(0.18)

Weighted–average shares outstanding:

Basic	14,595,649	15,140,024	14,426,565	14,903,494

Diluted	14,595,649	15,140,024	14,426,565	14,903,494